SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 19, 2005


                              STATION CASINOS, INC
             (Exact name of registrant as specified in its charter)


      Nevada                         000-21640                  88-0136443
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(State or other jurisdiction        (Commission             (I.R.S. Employer
of incorporation)                   File Number)           Identification No.)

2411 West Sahara Avenue, Las Vegas, Nevada                        89102
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(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code: (702) 367-2411
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                                       N/A
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          (Former name or former address, if changed since last report)

ITEM 8.01  OTHER EVENTS

         Gun Lake Tribe

         Pursuant to a Memorandum dated April 18, 2005, the Office of the Secretary of the United States Department of the Interior (the "DOI") authorized the conveyance of approximately 145 acres of fee land located on Highway 131 near 129th Avenue, approximately 25 miles north of Kalamazoo, Michigan (the "Property"), into trust for the Match-E-Be-Nash-She-Wish Band of Pottawatomi Indians, a federally recognized Native American tribe commonly referred to as the Gun Lake Tribe ("Gun Lake"), subject to the publication of notice and expiration of the 30-day waiting period required by law.

         As previously disclosed in its Annual Report on Form 10-K for the year ended December 31, 2004, Station Casinos, Inc. (the "Company") owns a 50% interest in MPM Enterprises, LLC, a Michigan limited liability company ("MPM"). MPM and Gun Lake are parties to amended and restated development and management agreements, each dated as of November 13, 2003, pursuant to which MPM will assist Gun Lake in developing and operating a gaming and entertainment project to be located on the Property. The amended management agreement provides for a term of seven years from the opening of the facility and provides for a management fee of 30% of the project's net income. Pursuant to the terms of MPM's amended and restated operating agreement, the Company's portion of that management fee is 50% of the first $24 million of management fees earned, 83% of the next $24 million of management fees and 93% of any management fees in excess of $48 million.

         The proposed project, as currently contemplated, would include up to 2,500 slot machines, 75 table games, a buffet and specialty restaurants. Construction of the project includes the conversion of an existing 192,000-square foot building into the casino and entertainment facility. Development of the proposed project and operation of Class III gaming are subject to certain governmental and regulatory approvals, including, but not limited to, the governor of the State of Michigan signing Gun Lake's state gaming compact, the DOI completing the process of taking the land into trust on behalf of Gun Lake and approval of the management agreement by the National Indian Gaming Commission. No assurances can be given as to when, or if these government and regulatory approvals will be received.

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Station Casinos, Inc.



Date:    April 20, 2005            By:  /s/ Glenn C. Christenson
                                        -------------------------
                                        Glenn C. Christenson
                                        Executive Vice President, Chief
                                        Financial Officer, Chief Administrative
                                        Officer and Treasurer